FIRST AMENDMENT
TO SERVICES AGREEMENT
by and between
THE BOARD OF COUNTY COMMISSIONERS OF
SEDGWICK COUNTY, KANSAS
and
CONMED, INC.

THIS FIRST AMENDMENT is made and entered into this 1st day of June, 2007, by and between the Board of County Commissioners of Sedgwick County, Kansas ("County") and CONMED, INC.

WITNESSETH:

WHEREAS, on January 31, 2005, County entered into an agreement ("Agreement") with CONMED, Inc. ("CONMED") to provide medical services for inmates at the Sedgwick County Adult Detention Facility ("Jail"); and

WHEREAS, County recognizes a shortfall in staffing that continues to create penalties to CONMED; and

WHEREAS, the parties now desire to amend the Agreement and extend the term through December 31, 2009.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereto agree to amend the Agreement as follows:

1. Section 2 of the Agreement is hereby modified as follows: The *basic* term of the Agreement is hereby extended from December 31, 2007 through December 31, 2009. County, at its option may extend the term for two (2) additional one year terms upon written notice to CONMED, subject to the terms and conditions set out in the Agreement.

2. County waives the penalty for short staffing through December 31, 2007 as described in RFP #04-0078 Section 17, subparagraph 35, subparagraph 2; however, CONMED should make every attempt to keep staffing levels at a functional pace to facilitate adequate health care services through 2007.

3. County will waive the required performance bond as of June 1, 2007 as set out in Paragraph 5 of the Agreement and will not require it in the contract years 2008 and 2009.

4. Beginning January 1, 2008, the following provisions shall apply:

   a. Section 8 of RFP #04-0078 and Appendix B paragraph styled as "Payment Terms" are hereby modified to reflect an ADP base rate of 1350;

b. CONMED will provide dental services to inmates by providing for a dentist to be present in the Jail at least six (6) hours per week, 52 weeks per year. In exchange for these services, an additional $5,080.94 per month (annual cost of $60,971.28) will be paid to CONMED;

c. An increase of $52,366.44 per month will be added to the base rate set out in Appendix B in exchange for the following staffing table increases as referenced in RFP #04-0078 Section 17, subparagraph 35:

1. One additional Physician Assistant (total of a least 3 PA's) which will increase the overall PA coverage to 16 hours a day, 7 days a week.
2. One additional daytime Registered Nurse which will increase the Monday-Friday daytime coverage and adding 8 hour daytime coverage on weekends.
3. One additional nighttime Registered Nurse, increasing the Monday-Friday nighttime coverage.
4. One additional evening Licensed Practical Nurse, increasing the Monday-Friday and weekend coverage.
5. Two medical unit secretaries increasing the daytime coverage on Saturday and Sunday.
6. One additional medical unit Secretary increasing the Monday-Friday evening coverage.
7. One mental health secretary increasing the Monday –Friday daytime coverage.

d. The total base monthly fee will be $346,091.58 modifying the figures set out in Appendix B.

e. CONMED will forward to County a new minimum staffing level based on the average staffing level at the end of 2007. CONMED will provide a new staffing chart based on the changes set out above which will become the new minimum staffing level and target for staff from July 1, 2008 forward.

f. County will waive the penalty for short staffing (described in RFP #4-0078 Section 17, subparagraph 35, subparagraph 2) from January 1, 2008 through June 30, 2008 to help accommodate CONMED's ramp up in staffing.

6. Beginning January 1, 2009, the following provisions shall apply:

a. A 5% increase will be given on January 1, 2009 in an annual amount of $207,654.96, making the total for 2009- $4,360,753.92 (additional monthly amount of $17,304.58) and modifying the payment terms of Appendix B.

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7. All terms, conditions, and provisions contained in the Agreement not amended herein shall remain in full force and effect.

8. The Parties agree that this First Amendment shall be effective as of June 1, 2007.

9. Each person executing this First Amendment represents and warrants that they are duly authorized to do so on behalf of the entity that is a party hereto.

Witness our signatures the day and year first above written.

BOARD OF COUNTY COMMISSIONERS
OF SEDGWICK COUNTY, KANSAS

ATTEST:

CLERK OF SEDGWICK COUNTY KANSAS

____
IRIS BAKER, Purchasing Director

____
DON BRACE, County Clerk

APPROVED AS TO FORM:

____
ED L. RANDELS
Assistant County Counselor

CONMED, INC.

____
RICHARD W. TURNER, PhD, C.E.O. and President